SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

 Date of Report (Date of earliest event reported) April 21, 2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number  1-13082


  New York                              13-3131650
(State or other jurisdiction of      (I.R.S. Employer
 incorporation or organization)       identification Number)

603 West 50th Street, New York, NY          10019
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code (212) 265-1500


                       Not Applicable
(Former name or former address, if changed since last report)

Item 2.02.  Disclosure of Results of Operations and
Financial Condition.


      On April 21, 2005, Kenneth Cole Productions, Inc. (the "Company") (NYSE: KCP) issued a press release announcing the Company's results for the first quarter ended March 31, 2005, which press release is attached hereto as Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits:

          99.1 Press release dated April 21, 2005.


Limitation on Incorporation by Reference

     In accordance with General Instruction B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.




                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: April 22, 2005       By:/s/ DAVID P.EDELMAN
                              Name:  David P. Edelman
                              Title: Chief Financial Officer










                        Exhibit Index

Exhibit No.                   Description

     99.1                Press Release dated April 21, 2005

Company Contact:               Investor Relations Contact:
David Edelman                  James R. Palczynski
Chief Financial Officer        Principal
Kenneth Cole Productions, Inc. Integrated Corporate Relations, Inc.
(212) 265-1500                 (203) 682-8229


  Kenneth Cole Productions, Inc. Announces First Quarter Results
  First Quarter Revenues Increased to Record Level of $129.9 Million Reports $0.37 of Earnings Per Share, In Line with
      Prior Guidance & Consensus
  Raises Full-Year Guidance to Range of $2.00 - $2.06 which
           Reflects Delay of Adoption of FASB 123R

     New York, New York, April 21, 2005 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the first fiscal quarter ended March 31, 2005. The Company's first quarter net revenues increased 6.1% to a record level of $129.9 million versus $122.4 million in the year-ago quarter. First quarter earnings per fully-diluted share were $0.37, in-line with the Company's guidance and consensus expectations. Gross margin for the first quarter was 43.2%, up 30 basis points versus the year-ago level of 42.9%. SG&A expenses as a percent of revenue were 34.6% versus 33.3% in the year-ago quarter.
      First quarter wholesale revenues of $78.5 million were up 8.6% versus the prior year's level of $72.3 million.
Consumer  direct  revenues for the first  quarter  increased
1.8% to $41.8 million versus $41.0 million in the same quarter last year, despite a comparable store sales decline of 5.8%. Licensing revenue for the first quarter increased by 6.4% to $9.6 million versus $9.0 million in the same quarter of the prior year.
     The Company's consolidated inventories of $50.1 million on March 31, 2005 were up 8.7% versus the year-ago level of $46.1 million. Wholesale inventories increased by 15.1% to $25.1 million while consumer direct inventories increased 3.0% to $25.0 million. The Company noted that inventory was current and that it believed the level was appropriate for market and business conditions.
     Chairman and Chief Executive Officer Kenneth Cole said, "We are pleased to have performed to plan during the first quarter, especially given the challenging retail environment. We are very excited for the upcoming Fall season, which better reflects our brand elevation strategy, and we believe we have an improved balance of fashion, quality, and value in each of our businesses."
     Kenneth Cole Productions, Inc. expressed comfort with the current second quarter consensus of $0.38 for earnings per diluted share. The Company also noted that the delay in the adoption of FASB 123R has now prompted a guidance increase of approximately $0.06 in the second half. The Company now expects full year reported earnings per diluted share in the range of $2.00 to $2.06.
     The company also announced today that its board of directors had approved its first quarter dividend of $0.16 per share. The first quarter dividend is payable to shareholders of record as of May 24 and is payable on June 16.

About Kenneth Cole Productions, Inc.
Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Kenneth Cole Reaction," "Unlisted, a Kenneth Cole Production," and "Tribeca, a Kenneth Cole Production," as well as footwear under the licensed trademark "Bongo." The Company has also granted a wide variety of third party licenses for the production of men's and women's apparel, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to-consumer catalogs and e-commerce.

Forward Looking Statement Disclosure
This release contains "forward-looking statements" within the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, events disruptions causing in product shipments, changes in import regulations, and changes in the Company's relationships with vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that may be more particularly described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

               Kenneth Cole Productions, Inc.
                                       Quarter Ended
                               March 31, 2005    March 31, 2004
    Net sales                       $120,292          $113,351

    Licensing revenue                  9,606             9,026
                                   ---------         ---------
    Total revenue                   $129,898          $122,377
                                   =========         =========
    Gross profit                      56,166            52,468

    Selling, general &
    administrative                    44,982            40,792
                                   ---------         ---------
    Operating income                  11,184            11,676

    Interest income                      517               249
                                   ---------         ---------
    Income before taxes               11,701            11,925

    Income tax expense                 4,212             4,532
                                   ---------         ---------
    Net income                         7,489             7,393
                                   =========         =========

    Net income per share: Basic    $     .38         $     .37

    Net income per share: Diluted  $     .37         $     .36

    Average shares outstanding:
    Basic                             19,735            19,855
    Average shares outstanding:
    Diluted                           20,185            20,610

    Balance Sheet Data:         March 31,  December 31,  March 31,
                                  2005        2004         2004
 Working Capital              $ 179,061    $ 173,007    $ 162,549
 Cash & Marketable Securities   106,831      120,014      108,081
 Inventory                       50,089       47,166       46,068
 Total Assets                   307,879      304,587      283,766
 Debt and advances due under
  Revolving credit Facility           0            0            0
 Total Shareholders' Equity   $ 221,602    $ 216,528    $ 203,451